As Filed With the Securities and Exchange Commission on September 28, 2022

Registration Statement No. ___________

_____________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	84-1176672
State or Other Jurisdiction of Incorporation	IRS Employer Identification Number

9 East Park Court

Old Bethpage, New York 11804

(Address of Principal Executive Offices, Including Zip Code)

(516) 586-5643

(Registrant's Telephone Number, Including Area Code)

Bion Environmental Technologies, Inc.

2006 Consolidated Incentive Plan &

2021 Equity Incentive Award Plan

(Full title of plans)

Bion Environmental Technologies, Inc.

9 East Park Court

Old Bethpage, New York 11804

(Name and address of agent for service)

(516) 586-5643

(Telephone number, including area code, for agent of service)

Copy to:

Kathy Paradise

9 East Park Court

Old Bethpage, New York 11804

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

The registrant, Bion Environmental Technologies, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission on September 23, 2020 in connection with the registration of an aggregate of 6,000,000 shares of common stock to be issued under the 2006 Consolidated Incentive Plan increasing the number of shares being registered to 30,000,000 (Sec File No. 333-145153); on August 6, 2007 in connection with the registration of an aggregate of 3,200,000 shares of common stock to be issued under the 2006 Consolidated Incentive Plan; on June 18, 2008, an amendment was filed increasing the number of shares being registered to 4,200,000; on October 16, 2009, an amendment was filed increasing the number of shares being registered to 6,000,000; on May 27, 2011, an amendment was filed increasing the number of shares being registered to 8,000,000; on February 28, 2013, an amendment was filed increasing the number of shares being registered to 12,000,000; on May 28, 2014, an amendment was filed increasing the number of shares being registered to 17,000,000; on February 27, 2015, an amendment was filed increasing the number of shares being registered to 22,000,000; and on September 26, 2017, an amendment was filed increasing the number of shares being registered to 30,000,000

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register 30,000,000 shares of the Company's common stock for issuance under the 2021 Equity Incentive Award Plan (“2021 Plan”). The 2021 Plan was approved by the registrant's Shareholders on April 7, 2022 (after prior approval by the Company’s Board of Directors). Pursuant to Instruction E, the contents of the previously filed registration statement on Form S-8 (File No. 333-145153) are hereby incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description	Location

5.1	Opinion of Mark A. Smith, Attorney-at-Law, regarding legality	Filed herewith electronically

10.1	2021 Equity Incentive Award Plan. (Incorporated by reference to Exhibit 10.1 filed with Form 8-K on January 4, 2022)

23.1	Consent of Eide Bailly, LLC	Filed herewith electronically
23.2	Consent of Mark A. Smith, Attorney-at-Law ((Contained in Exhibit 5.1)

107	Calculation of Filing Fee	Filed herewith electronically

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crestone and State of Colorado on the 28th day of September 2022.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ William O’Neill
William O’Neill, Chief Executive Officer (Chief Executive Officer)

By:	/s/ Mark A. Smith
Mark A. Smith, President, Executive Chairman and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward T. Schafer		September 28, 2022
Edward T. Schafer	Director

/s/ Mark A. Smith	President, Executive	September 28, 2022
Mark A. Smith	Chairman, Chief Financial Officer and Director

/s/ Jon Northrop	Secretary and Director	September 28, 2022
Jon Northrop